EVERMORE FUNDS TRUST
THIRD AMENDMENT
TO THE CUSTODY AGREEMENT

THIS AMENDMENT dated as of January 31, 2019 to the Custody Agreement, (the “Agreement”) dated as of December 2, 2009, as amended, is entered into by and between EVERMORE FUNDS TRUST, a Massachusetts trust (the "Trust") and U.S. BANK, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule (Exhibit D) and the term of the Agreement; and

WHEREAS, Article XIII, Section 13.01 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

1.	Amended Exhibit D is hereby superseded and replaced in its entirety with Exhibit D attached hereto.
2.	Section 13.01 Effective Period is hereby superseded and replaced with the following:

13.01 Effective Period.  This Agreement shall become effective as of January 1, 2019 and will continue in effect for a period of three (3) years. Following the initial term, this Agreement shall automatically renew for successive one (1) year terms.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EVERMORE FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Eric LeGoff	By: /s/ Jeanine M. Bajczyk
Name: Eric LeGoff	Name: Jeanine M. Bajczyk
Title: CEO	Title: Sr. Vice President

Exhibit D to the Custody Agreement – Evermore Funds Trust

Custody Services Fee Schedule at January 1, 2019

Annual Fee Based Upon Market Value per Fund*

[   ] basis point on average daily market value of all domestic (U.S.) long securities and cash held in the portfolio
Minimum annual fee per fund – $[   ]
Plus portfolio transaction fees

Portfolio Transaction Fees
$[ ]	– Book entry DTC transaction, Federal Reserve transaction, principal paydown
$[ ]	– Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$[ ]	– Option/SWAPS/future contract written, exercised or expired
$[ ]	– Mutual fund trade, Margin Variation Wire and outbound Fed wire
$[ ]	– Physical security transaction
$[ ]	– Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Chief Compliance Officer Support Fee

$[   ] per year per fund complex

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
See Additional Services fee schedule for global servicing.
$[   ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $[   ] filing fee per class action per account, plus [   ]% of gross proceeds, up to a maximum per recovery not to exceed $[   ].
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus [   ]% unless a line of credit is in place.

Additional services not included above shall be mutually agreed upon at the time of the service being added.  In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

Exhibit D (continued) to the Custody Agreement – Evermore Funds Trust

Additional Global Sub-Custodial Services Annual Fee Schedule

Safekeeping and transaction charges – Global custodial services annual fee schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Argentina	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Austria	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bahrain	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Ireland	[ ]	$[ ]	Serbia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Israel	[ ]	$[ ]	Singapore	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Italy	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Brazil	[ ]	$[ ]	Jordan	[ ]	$[ ]	South Africa	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Korea	[ ]	$[ ]
Canada	[ ]	$[ ]	Kuwait	[ ]	$[ ]	Spain	[ ]	$[ ]
Chile	[ ]	$[ ]	Latvia	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (A Shares) Stock Connect	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Swaziland	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Sweden	[ ]	$[ ]
Colombia	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malta	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Croatia	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Thailand	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mexico	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Morocco	[ ]	$[ ]	Turkey	[ ]	$[ ]
Denmark	[ ]	$[ ]	Namibia	[ ]	$[ ]	UAE	[ ]	$[ ]
Egypt	[ ]	$[ ]	Netherlands	[ ]	$[ ]	Uganda	[ ]	$[ ]
Estonia	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	See comments*	Nigeria	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Euroclear (Non-Eurobonds)	Surchanges vary by local market	See comments*	Norway	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

** See breakdown as follows:	Euromarkets (Euroclear) - Internal trades	$[ ]
	Euromarkets (Euroclear) - External trades	Surcharges vary by local market
	Euromarkets (Euroclear) - Bridge transactions	$[ ]
	Euromarkets (Euroclear) - DTC, Fedwire, and BankOne links	$[ ]

*Safekeeping and transaction fees are assessed on security and currency transactions.